================================================================================
Ocwen Asset Investment Corp.
1675 Palm Beach Lakes Boulevard
West Palm Beach, FL 33401
NYSE Symbol: OAC
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NEWS RELEASE: IMMEDIATE                                         OCTOBER 26, 1998

OCWEN ASSET INVESTMENT CORP. REPORTS THIRD QUARTER RESULTS

WEST PALM BEACH, FL - Ocwen Asset Investment Corp. (NYSE: OAC) today reported Funds From Operations ("FFO") of ($0.37) per share and a net loss of ($0.40) per diluted share, for the quarter ended September 30, 1998, resulting from a $0.75 per diluted share charge relating primarily to its commercial and residential mortgage-backed securities.

STATEMENT FROM THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

William C. Erbey, Chairman and Chief Executive Officer, stated, "As you know, the United States debt and equity markets -- including the financial service, real estate investment trust and mortgage-backed security sectors -- have experienced significant volatility, raising the very real possibility of an economic downturn. As a result, OAC has decided that, for the foreseeable future, it does not plan to acquire any additional assets or fund any additional loans (beyond those to which it is currently committed), and it will work to accelerate the stabilization of its existing assets and increase its overall liquidity position. OAC views these steps as prudent measures to manage its current assets and position OAC to take advantage of opportunities in the future."

Based on the foregoing, OAC has begun to curtail each of its various business lines, which include the acquisition of subordinate and residual interests in residential and commercial mortgage-backed securities, underperforming commercial real property acquisitions and residential and commercial mortgage loan acquisitions, including construction and renovation loans.

THIRD QUARTER PERFORMANCE

OAC today reported FFO of ($7.1) million, or ($0.37) per diluted share, for the third quarter of 1998 compared to $4.4 million, or $0.22 per diluted share, for the same period a year ago. During the third quarter of 1998, OAC recognized a charge of $15.6 million, or ($0.75) per diluted share after minority interest, related primarily to its commercial and residential mortgage-backed securities. FFO for the nine months ended September 30, 1998, was $4.1 million, or $0.21 per diluted share, as compared to $6.4 million, or $0.33 per diluted share, for the period May 14, 1997, to September 30, 1997, which began on the date OAC completed its initial public offering.

OAC reported a net loss of $7.6 million for the quarter ended September 30, 1998, or ($0.40) per diluted share, compared to a gain of $4.4 million, or $0.22 per diluted share, for that same period a year ago. For the nine months ended September 30, 1998, OAC reported a net loss of ($11.5) million, or ($0.61) per diluted share.

For the quarter ended September 30, 1998, OAC closed transactions totaling approximately $114.6 million, all of which were funded. This activity brings OAC's total closed transactions since its initial public offering, net of repayments, to $917.1 million as of September 30, 1998. Of this amount, $866.5 million has been funded and the remaining $50.6 million is to be funded over the construction and renovation periods, which range from two to 18 months.


--------------------------------------------------------------------------------
Contact                        Christine A. Reich                 (561) 682-8569
                                William C. Erbey                  (561) 682-8520
                                Mark S. Zeidman                   (561) 682-8600
--------------------------------------------------------------------------------

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998

                                                     Three Months      Three Months     Nine Months      For the Period
                                                         Ended            Ended           Ended         May 14, 1997 to
                                                     September 30,    September 30,    September 30,     September 30,
                                                         1998             1997            1998                1997
                                                     -------------    -------------    -------------    ---------------
Dollars in thousands, except per share data
-------------------------------------------------
SELECTED OPERATING RESULTS:
   Net interest income ..........................     $  9,341         $   5,512        $ 25,693         $   7,995
   Real estate income, net ......................          543                65           1,092                65
   Operating expenses ...........................        3,212             1,226           6,573             1,649
   Loss on securities and derivatives ...........       15,646                --          32,723                --
   Extraordinary gain on repurchase of debt......          615                --             615                --
   Net income (loss) ............................       (7,639)            4,350         (11,497)            6,410
   Funds from operations ........................       (7,094)            4,372           4,068             6,432
Per share data:
   Basic (loss) earnings per share ..............     $  (0.40)        $    0.23        $  (0.61)        $    0.34
   Diluted (loss) earnings per share ............        (0.40)             0.22           (0.61)             0.33
   Funds from operations ........................        (0.37)             0.22            0.21              0.33
   Dividends ....................................         0.44              0.24            1.10 (1)          0.34
   Book value per share .........................     $  12.81         $   14.91        $  12.81         $   14.91


(1)  Does  not  include  June,   1998  special   dividend  of  $0.08  per  share
     attributable to OAC's remaining undistributed 1997 taxable income.


SELECTED BALANCE SHEET ITEMS:                                 September 30, 1998     December 31, 1997
                                                              ------------------     -----------------
Assets:
   Cash and cash equivalents ...................................   $ 18,330              $ 48,677
   Securities available for sale ...............................    395,495               146,027
   Commercial and multifamily loans, net .......................     55,116                    --
   Residential loans, net ......................................    197,495                15,831
   Discount loans, net .........................................      8,589                26,979
   Investment in real estate, net ..............................    209,851                45,430

Liabilities:
   Securities sold under agreements to repurchase ..............    143,059                    --
   Obligations outstanding under lines of credit ...............    189,137                    --
   Obligations outstanding under lines of credit - real estate .    142,445                    --
   11.5% Senior Notes due 2005 .................................    143,000                    --
   Minority interest ...........................................     28,370                 2,942
   Total shareholders' equity ..................................    242,981               271,258

SELECTED REVIEW OF OPERATING RESULTS

NET INTEREST INCOME

Net interest income before provision for loan losses increased $4.2 million to $9.7 million in the third quarter of 1998 versus the same period a year ago. This increase was largely due to an $11.3 million increase in interest income from securities available for sale and a $3.9 million increase in interest income from residential loans, offset by a $2.0 million decrease in interest income from repurchase agreements and interest bearing deposits and a $10.6 million increase in interest expense. These increases in interest income and interest expense versus the same period a year ago are largely the result of OAC being newly formed, only partially invested and not levered in the third quarter of 1997. Net interest income before provision for loan losses increased $18.3 million to $26.2 million for the nine months ended September 30, 1998, versus the same period a year ago. The following tables set forth information regarding the total amount of income from interest-earning assets and the resultant average yields. Information is based on daily average balances during the reported periods.

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998

                                                                          For the three months ended September 30,
                                                            ------------------------------ ------------------------------
(Dollars in Thousands)                                                 1998                           1997
                                                            ------------------------------ ------------------------------
                                                            Average            Annualized  Average            Annualized
                                                            Balance  Interest  Yield/Rates Balance  Interest  Yield/Rates
                                                            -------  --------  ----------- -------  --------  -----------
Interest-earning assets:
   Repurchase agreements and interest-bearing deposits .    54,861       714       5.16%   193,385     2,754     5.70%
   Securities available for sale .......................   412,265    13,807      13.29     65,699     2,492    15.17
   Commercial and Multifamily loan portfolio, net ......    50,323     1,512      11.92         --        --       --
   Residential loan portfolio, net .....................   181,545     3,863       8.44        294         6     7.58
   Discount loans, net .................................     8,527       393      18.29     11,480       260     9.08
                                                           -------   -------      -----    -------   -------    -----
        Total interest-earning assets ..................   707,521    20,289      11.38    270,858     5,512     8.14
                                                           -------   -------      -----    -------   -------    -----
Interest-bearing liabilities:
   Securities sold under agreements to repurchase ......   163,253     3,082       7.49%        --        --       --%
   Obligations outstanding under lines of credit .......   189,414     3,828       8.02         --        --       --
   11.5% Senior Notes due 2005 .........................   128,255     3,687      11.50         --        --       --
                                                           -------   -------      -----    -------   -------    -----
        Total interest-bearing liabilities .............   480,922    10,597       8.74         --        --       --
                                                           -------   -------      -----    -------   -------    -----
Net interest income/net interest spread.................               9,692       2.64%               5,512     8.14%
Net interest margin.....................................                           5.43%                         8.14%

                                                                          For the year to date ended September 30,
                                                            ------------------------------ ------------------------------
(Dollars in Thousands)                                                 1998                           1997
                                                            ------------------------------ ------------------------------
                                                            Average            Annualized  Average            Annualized
                                                            Balance  Interest  Yield/Rates Balance  Interest  Yield/Rates
                                                            -------  --------  ----------- -------  --------  -----------
Interest-earning assets:
   Repurchase agreements and interest-bearing deposits..      26,375   1,010       5.12%   203,527     4,151     5.58%
   Securities available for trading.....................      28,702     107       0.50         --        --       --
   Securities available for sale........................     285,298  29,990      14.05     61,525     3,497    15.55
   Commercial and Multifamily loan portfolio, net.......      38,815   3,786      13.04         --        --       --
   Residential loan portfolio, net......................     108,017   6,476       8.02        201         6     7.58
   Discount loans, net..................................      14,845   1,719      15.48      9,632       341     9.68
                                                             ------- -------      -----    -------   -------    -----
        Total interest-earning assets...................     502,052  43,088      11.47    274,885     7,995     7.96
                                                             ------- -------      -----    -------   -------    -----
Interest-bearing liabilities:
   Securities sold under agreements to repurchase.......     126,071   7,049       7.48%        --        --       --%
   Obligations outstanding under lines of credit........     108,514   6,102       7.52         --        --       --
   11.5% Senior Notes due 2005..........................      42,752   3,687      11.50         --        --       --
                                                             ------- -------      -----    -------   -------    -----
        Total interest-bearing liabilities..............     277,337  16,838       8.12         --        --       --
                                                             ------- -------      -----    -------   -------    -----
Net interest income/net interest spread.................              26,250       3.35%               7,995     7.96%
Net interest margin.....................................                           6.99%                         7.96%

REAL ESTATE INCOME, NET

Real estate income, net increased $479,000 to $543,000 for the three months ended September 30, 1998, versus the same period a year ago. This increase was largely due to a $7.9 million increase in rental income offset by a $3.6 million increase in rental operation expense, a $1.1 million increase in depreciation & amortization expense and a $2.7 million increase in interest expense. These increases in real estate operating income and expenses versus the same period a year ago are largely the result of an increase in OAC's investment in real estate, net of $209.8 million at September 30, 1998, versus $45.4 million at September 30, 1997. Real estate income, net increased $1.0 million to $1.1 million for the nine months ended September 30, 1998, versus the same period a year ago.

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998

OTHER EXPENSES

Other expenses increased $2.0 million to $3.2 million for the three months ended September 30, 1998, versus the same period a year ago. This increase was largely due to a $0.9 million increase in management fees and a $0.8 million increase in other expenses (which consisted generally of servicing, legal, and accounting expenses). These increases in other expenses versus the same period a year ago are largely the result of OAC becoming fully invested and leveraging its assets in 1998. Other expenses increased $4.9 million to $6.6 million for the nine months ended September 30, 1998, versus the same period a year ago. The management fees payable by OAC to Ocwen Capital Corporation ("OCC"), totaled $1.6 million for the quarter ended September 30, 1998 and $4.1 million for nine months ended September 30, 1998. In addition, OAC reimbursed OCC for due diligence expenses of $568,000 and $936,000 in connection with its asset acquisitions during the three and nine months ended September 30, 1998 (which amounts are likely to be substantially reduced or eliminated to the extent OAC does not review or acquire assets in the future).

LOSSES ON SECURITIES AND DERIVATIVES

Due to accelerated prepayment speeds, widening mortgage spreads, declining market liquidity, and declining treasury yields, OAC recognized a $15.6 million charge to earnings during the third quarter of 1998. This charge was comprised of a $13.6 million writedown of the securities held for sale portfolio (which is comprised of subordinate and residual mortgage-backed securities) and a $2.0 million charge on futures losses incurred on short positions in U.S. Treasury futures used to hedge the residential loan portfolio. Total losses on securities and derivatives for the nine months ended September 30, 1998, were $32.7 million.

MINORITY INTEREST IN NET LOSS OF CONSOLIDATED SUBSIDIARY

Minority interest in net loss of $721,000 and $399,000 for the three and nine months ended September 30, 1998, respectively, arose from the investment by an affiliate of OCC in the operating partnership that conducts the majority of OAC's business activities. OAC has a 91.3% ownership interest in such operating partnership

EXTRAORDINARY GAIN ON REPURCHASE OF DEBT

On September 30, 1998, OAC repurchased in the open market $7.0 million of its $150.0 million outstanding 11 1/2% Senior Notes due 2005 (the "Senior Notes"), which were issued on July 15, 1998, pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"). This resulted in OAC realizing an extraordinary gain of $615,000 during the third quarter of 1998. At September 30, 1998, the outstanding balance of the Senior Notes was $143.0 million.

SELECTED REVIEW OF SECURITIES PORTFOLIO

At September 30, 1998, OAC's securities available for sale portfolio was $395.5 million, which consisted of:

 o Non-investment grade and unrated subordinate commercial mortgage-backed securities having a book value of $134.1 million and a market value of $129.6 million;

 o Unrated residential subprime residuals having a book value of $254.7 million and a market value of $245.2 million; and

 o Unrated subordinate residential mortgage-backed securities having a book value of $20.4 million and a market value of $20.7 million.

OAC's unrated subprime residual portfolio of $245.2 million consisted of:

 o   $112.8 million of seasoned  residuals (i.e.,  securitized  between 1994 and
     1997) with overcollateralization reserves funded at approximately $125.3 million.

 o $132.4 million of unseasoned residuals (i.e., securitized in 1998) with overcollateralization reserves funded at approximately $23.3 million.

SELECTED REVIEW OF LIQUIDITY POSITION

To date, OAC has been receiving and has been able to manage and meet collateral calls by its lenders. With respect to continuing to do so in the future, OAC's cash and cash equivalents were $18.3 million at September 30, 1998. In addition, OAC had unencumbered assets having a market value totaling $167.6 million at September 30, 1998 ($61.5 million of single-family residential loans and $106.1 million of subordinate and residual mortgage-backed securities), of which $37.4 million of the securities has subsequently been used as collateral to obtain additional borrowings and the remainder of which OAC is currently seeking to leverage or pledge as additional collateral. Also, OAC is seeking to reduce its obligations outstanding under lines of credit by conducting a securitization of its single-family residential loan portfolio in the fourth quarter of 1998.

SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

Securities sold under agreements to repurchase were $143.1 million at September 30, 1998, a decrease from $223.8 million at June 30, 1998. These obligations are secured by certain of OAC's investments in subordinated interests in commercial mortgage-backed securities and residual interests in subprime residential loan securitizations. The following table summarizes the maturity dates of OAC's securities sold under agreements to repurchase and the market value of the related collateral securities as of September 30, 1998:

                            Outstanding     Commercial Securities    Residential Securities
     Maturity Date           Borrowing         Collateral Value         Collateral Value
     -------------           ---------         ----------------         ----------------
                                            (Dollars in Millions)

     0-30 days ............   $  17.8             $  20.9                $     --
     6-12 months ..........      73.9                60.5                    58.0
     18 months and over ...      51.4                  --                   104.7
                              -------             -------                --------
          Total ...........   $ 143.1             $  81.4                $  162.7
                              =======             =======                ========

Currently, interest payments with respect to these obligations are approximately $0.6 million per month (which assumes that the repurchase agreements which mature within 30 days are renewed at approximately the same rate of interest). Between October 1 and October 26, 1998, OAC closed additional repurchase agreements totaling $14.4 million, each of which matures within 30 days.

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT

 Obligations outstanding under lines of credit amounted to $189.1 million at September 30, 1998, as compared to $154.2 million at June 30, 1998. These borrowings include:

 o $28.9 million pursuant to a three year agreement, which is collateralized by commercial loans and is described below under "Obligations Outstanding Under Lines of Credit - Real Estate";
 o the U.S. dollar equivalent of $24.2 million pursuant to a three year agreement, which is denominated in Pounds Sterling and collateralized by certain U.K. mortgage loan residual securities; and
 o $136.0 million pursuant to an agreement which matures in April 1999, and which is collateralized by single family residential mortgages at a 95 percent advance rate.

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998

OBLIGATIONS OUTSTANDING UNDER LINES OF CREDIT - REAL ESTATE

Obligations outstanding under lines of credit secured by real estate amounted to $142.4 million at September 30, 1998, as compared to $115.2 million at June 30, 1998. These borrowings have a three-year term and an interest rate that floats in accordance with LIBOR. Set forth below is information regarding OAC's mortgage indebtedness relating to its investment in real estate at September 30, 1998:

                       Principal    Interest           Maturity         Annual
Property               Amount       Rate               Date             Payments
--------               ------       ----               ----             --------
                       (Dollars in Millions)
Bush Street Property.. $75.0 (1)    LIBOR plus 1.75%   April 2001 (3)   $5.5 (4)
Other................. $67.4 (2)    LIBOR plus 1.75%   June 2001  (3)   $5.0 (4)

---------------
1) Plus up to $5.0 million of additional advances for capital improvements to the Bush Street Property.
2) Represents the portion of the outstanding balance under a $200 million loan that is secured by real estate. As of September 30, 1998, OAC's investments in Cortez Plaza, 450 Sansome Street, 10 U.N. Plaza, Prudential Plaza and 690 Market Street secured this loan, and an additional $28.9 million was borrowed and secured by commercial mortgage loans under this line of credit.
3) Subject to certain conditions, OAC may extend the maturity date by one year.
4)   Based on the interest rate in effect as of September 30, 1998.

RECENT DEVELOPMENTS

On July 22, 1998, OAC acquired the Prudential Building, an existing 488,080 square foot, 22-story office building located in the central business district of Jacksonville, Florida, for $36.0 million in cash plus closing costs. The purchase price was funded with cash on hand and advances from OAC's line of credit. Simultaneous with the closing, OAC also leased 97% of the building back to the Prudential Insurance Co. of America and sold two parcels of adjacent parking areas to an adjacent hospital for approximately $4.1 million. The Prudential lease has a term of four years with options to vacate the premises during the term of the lease as well as three subsequent five year extension options. OAC also entered into an agreement with the hospital to lease up to 150,000 square feet for a nine-year period should Prudential exercise its termination option.

On August 28, 1998, OAC purchased for $19.8 million, a single B-rated subordinate interest collateralized by a pool of ten first lien conduit quality commercial loans, secured by 108 properties. The purchase price was funded with cash on hand and a reverse repurchase agreement in the amount of $14.7 million, which matures in September, 1999. Ocwen Federal Bank, FSB, a wholly-owned subsidiary of Ocwen Financial Corporation, is the special servicer for these loans.

On September 22, 1998, OAC declared a cash dividend of $0.44 per share for the third quarter of 1998, which was payable to shareholders of record on September 30, 1998, and paid on October 15, 1998.

Also on September 22, 1998, OAC announced that its Board of Directors authorized a program to repurchase up to $10 million of its issued and outstanding shares of common stock. Any such repurchases will be at times, at prices per share, in amounts and through solicited or unsolicited transactions in the open market, on the New York Stock Exchange or in privately negotiated transactions, in each case as OAC deems appropriate depending on market conditions, corporate requirements and applicable securities laws. OAC expects to fund any repurchases from operating cash flows and cash on hand.

On September 23, 1998, OAC filed a registration statement with the Securities and Exchange Commission (the "SEC") as the first step in effecting its planned exchange offer for its Senior Notes whereby the holders of the Senior Notes will receive new Senior Notes which have been registered with the SEC.

On September 30, 1998, OAC filed with the SEC a shelf registration statement allowing for the issuance of up to $250 million of common and preferred stock, senior and subordinated debt and other securities. Mark S. Zeidman, Chief Financial Officer, stated, "Since OAC's initial public offering, we have been planning to file a shelf registration statement once OAC became eligible under the SEC's regulations in order to take advantage of capital-raising opportunities if and when they arise and are needed in the future. In light of the SEC's new 'Plain English' rules becoming effective on October 1, 1998, we thought it best to make this filing in September."

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998

On October 8, 1998, OAC closed on a commitment to finance a hotel construction loan in the amount of $17.7 million, of which $1.2 million has been funded.

CURRENT COMMITMENTS

As of October 26, 1998, OAC had one outstanding commitment of $17.8 million for a commercial real estate construction and renovation loan. All other previously announced commitments or negotiations have been closed, discontinued or failed to close. The remaining commitment is subject to various closing conditions, including, but not limited to, completion of satisfactory due diligence efforts and conditions the borrowers must satisfy prior to OAC funding the transaction. This commitment for $17.8 million, the unfunded portion of the $17.7 million transaction which was closed on October 8, 1998, and the $50.6 million of unfunded balances on the commercial and multi-family loan portfolio as of September 30, 1998, are expected to be funded through working capital and the $200.0 million line of credit discussed above.

OTHER

OAC is a hybrid real estate investment trust (commonly known as a REIT) headquartered in West Palm Beach, Florida. Since its inception, OAC has invested in underperforming commercial real estate, subordinate commercial mortgage-backed securities, subordinate and residual residential mortgage-backed securities and commercial and residential mortgage loans.

CERTAIN STATEMENTS CONTAINED HEREIN ARE NOT BASED ON HISTORICAL FACTS AND ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY REFERENCE TO A FUTURE PERIOD(S) OR BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "COMMITMENT," "CONTINUE," "EXPECT," "FORESEE," "MAY," "PLAN," "WILL," FUTURE OR CONDITIONAL VERB TENSES, SIMILAR TERMS, VARIATIONS ON SUCH TERMS OR NEGATIVES OF SUCH TERMS. ALTHOUGH OAC BELIEVES THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE INDICATED IN SUCH STATEMENTS DUE TO RISKS, UNCERTAINTIES AND CHANGES WITH RESPECT TO A VARIETY OF FACTORS, INCLUDING, BUT NOT LIMITED TO, INTERNATIONAL, NATIONAL, REGIONAL OR LOCAL ECONOMIC
ENVIRONMENTS, GOVERNMENT FISCAL AND MONETARY, PREVAILING INTEREST OR CURRENCY EXCHANGE RATES, EFFECTIVENESS OF INTEREST RATE, CURRENCY EXCHANGE RATE AND OTHER HEDGING STRATEGIES, LAWS AND REGULATIONS AFFECTING REAL ESTATE INVESTMENT TRUSTS, INVESTMENT COMPANIES AND REAL ESTATE (INCLUDING CAPITAL REQUIREMENTS, INCOME AND PROPERTY TAXATION, ACCESS FOR DISABLED PERSONS AND ENVIRONMENTAL COMPLIANCE), UNCERTAINTY OF FOREIGN LAWS, COMPETITIVE PRODUCTS, PRICING AND CONDITIONS (INCLUDING FROM COMPETITORS THAT HAVE SIGNIFICANTLY GREATER RESOURCES THAN OAC), CREDIT, PREPAYMENT, BASIS, DEFAULT, SUBORDINATION AND ASSET/LIABILITY RISKS, LOAN SERVICING EFFECTIVENESS, SATISFACTORY DUE DILIGENCE RESULTS, SATISFACTION OR FULFILLMENT OF AGREED UPON TERMS AND CONDITIONS OF CLOSING OR PERFORMANCE, TIMING OF TRANSACTION CLOSINGS, AVAILABILITY OF AND COSTS
ASSOCIATED WITH OBTAINING ADEQUATE AND TIMELY SOURCES OF LIQUIDITY, DEPENDENCE ON EXISTING SOURCES OF FUNDING, ABILITY TO REPAY OR REFINANCE INDEBTEDNESS (AT MATURITY OR UPON ACCELERATION), TO MEET COLLATERAL CALLS BY LENDERS (UPON RE-VALUATION OF THE UNDERLYING ASSETS OR OTHERWISE), TO GENERATE REVENUES SUFFICIENT TO MEET DEBT SERVICE PAYMENTS AND OTHER OPERATING EXPENSES AND TO SECURITIZE WHOLE LOANS, TAXABLE INCOME EXCEEDING CASH FLOW, SIZE OF, NATURE OF AND YIELDS AVAILABLE WITH RESPECT TO THE SECONDARY MARKET FOR MORTGAGE LOANS AND FINANCIAL, SECURITIES AND SECURITIZATION MARKETS IN GENERAL, ALLOWANCES FOR LOAN LOSSES, GEOGRAPHIC CONCENTRATIONS OF ASSETS (TEMPORARY OR OTHERWISE), TIMELY LEASING OF UNOCCUPIED SQUARE FOOTAGE (GENERALLY AND UPON LEASE EXPIRATION), CHANGES IN REAL ESTATE MARKET CONDITIONS (INCLUDING LIQUIDITY, VALUATION, REVENUES, RENTAL RATES, OCCUPANCY LEVELS AND COMPETING PROPERTIES), ADEQUACY OF INSURANCE COVERAGE IN THE EVENT OF A LOSS, KNOWN OR UNKNOWN ENVIRONMENTAL CONDITIONS, EXTERNAL MANAGEMENT, CONFLICTS OF INTEREST, YEAR 2000 COMPLIANCE, OTHER FACTORS GENERALLY UNDERSTOOD TO AFFECT THE REAL ESTATE ACQUISITION, MORTGAGE AND LEASING MARKETS, SECURITIES INVESTMENTS AND RAPID GROWTH COMPANIES, AND OTHER RISKS DETAILED FROM TIME TO TIME IN OAC'S REPORTS AND FILINGS WITH THE SEC, INCLUDING ITS REGISTRATION STATEMENTS ON FORMS S-3, S-4 AND S-11 AND ITS PERIODIC REPORTS ON FORMS 10-Q, 8-K AND 10-K. GIVEN THESE UNCERTAINTIES, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON SUCH STATEMENTS, AND OAC DOES NOT UNDERTAKE TO REVISE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO PUBLICLY RELEASE THE RESULT OF ANY REVISIONS WHICH MAY BE MADE TO, ANY FORWARD-LOOKING STATEMENTS TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS OR CIRCUMSTANCES AFTER THE DATE OF SUCH STATEMENTS

               ATTACHED ARE THE CONSOLIDATED FINANCIAL STATEMENTS.

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998



                                        OCWEN ASSET INVESTMENT CORP.
                               CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                             September 30,     December 31,
                                                                                  1998             1997
                                                                              (Unaudited)       (Audited)
                                                                             -------------    -------------
ASSETS
Cash and amounts due from depository institutions ........................   $   3,135,888    $     331,047
Interest bearing deposits ................................................      15,193,815       48,346,076
Securities available for sale, at market value ...........................     395,495,423      146,026,907
Commercial and multifamily loan portfolio, net ...........................      55,116,284               --
Residential loan portfolio, net ..........................................     197,495,230       15,831,479
Discount loan portfolio, net .............................................       8,589,370       26,978,888
Investment in real estate, net ...........................................     209,851,125       45,430,039
Principal and interest receivable ........................................       5,967,421        2,518,272
Deposits on pending asset acquisitions ...................................              --        1,000,000
Other assets .............................................................      19,553,108        1,540,633
                                                                             -------------    -------------
                   Total assets ..........................................   $ 910,397,664    $ 288,003,341
                                                                             =============    =============


LIABILITIES:
    Securities sold under agreements to repurchase .......................   $ 143,058,656    $          --
    Obligations outstanding under lines of credit ........................     189,136,665               --
    Obligations outstanding under lines of credit - secured by real estate     142,444,500               --
    11.5% Senior Notes due 2005 ..........................................     143,000,000               --
    Dividends and distributions payable ..................................       9,140,443        7,458,750
    Accrued expenses, payables and other liabilities .....................      12,267,243        6,344,783
                                                                             -------------    -------------
                   Total liabilities .....................................     639,047,507       13,803,533
                                                                             -------------    -------------

Minority interest ........................................................      28,369,583        2,941,541
                                                                             -------------    -------------

SHAREHOLDERS' EQUITY:
Preferred stock, $.01 par value; 25,000,000 shares authorized;
       0 shares issued and outstanding ...................................              --               --
Common Stock, $.01 par value; 200,000,000 shares authorized;
       18,965,000 shares issued and outstanding ..........................         189,650          189,650
    Additional paid-in capital ...........................................     294,461,433      280,503,838
    Distributions in excess of earnings ..................................     (35,982,904)      (2,107,331)
    Unrealized loss on securities available for sale .....................     (13,719,114)      (7,327,890)
    Accumulative translation adjustments .................................      (1,968,491)              --
                                                                             -------------    -------------
               Total shareholders' equity ................................     242,980,574      271,258,267
                                                                             -------------    -------------
               Total liabilities and shareholders' equity ................   $ 910,397,664    $ 288,003,341
                                                                             =============    =============

Ocwen Asset Investment Corp. (OAC)
Third Quarter Results
October 26, 1998


                                               OCWEN ASSET INVESTMENT CORP.
                                          CONSOLIDATED STATEMENTS OF OPERATIONS
                                                       (Unaudited)

                                                          For the Three     For the Three        For the Nine        For the Period
                                                           Months Ended     Months Ended         Months Ended       May 14, 1997 to
                                                        September 30, 1998 September 30, 1997  September 30, 1998 September 30, 1997
                                                        ------------------ ------------------  ------------------ ------------------
Interest income:
  Repurchase agreements and interest bearing deposits ..   $    713,966    $  2,753,729          $  1,009,614       $  4,150,857
  Securities held for trading ..........................             --              --               106,892                 --
  Securities available for sale ........................     13,806,940       2,492,172            29,990,157          3,497,356
  Commercial and Multifamily loans .....................      1,512,508              --             3,786,210                 --
  Residential loans ....................................      3,862,725           5,565             6,475,756              5,565
  Discount loans .......................................        393,132         260,471             1,719,330            340,966
                                                           ------------    ------------          ------------       ------------
                                                             20,289,271       5,511,937            43,087,959          7,994,744
                                                           ------------    ------------          ------------       ------------
Interest expense:
  Securities sold under agreements to repurchase .......      3,082,025              --             7,048,840                 --
  Obligations outstanding under lines of credit ........      3,828,297              --             6,102,066                 --
  11.5% Senior Notes due 2005 ..........................      3,687,347              --             3,687,347                 --
                                                           ------------    ------------          ------------       ------------
                                                             10,597,669              --            16,838,253                 --
                                                           ------------    ------------          ------------       ------------

  Net interest income before provision for loan losses .      9,691,602       5,511,937            26,249,706          7,994,744
  Provision for loan losses ............................        350,682              --               556,731                 --
                                                           ------------    ------------          ------------       ------------
  Net interest income after provision for loan losses ..      9,340,920       5,511,937            25,692,975          7,994,744
                                                           ------------    ------------          ------------       ------------
Real estate-Operating income:
  Rental income ........................................      8,035,170         107,668            14,584,661            107,668
  Other ................................................          1,508           7,298                28,343              7,298
                                                           ------------    ------------          ------------       ------------
                                                              8,036,678         114,966            14,613,004            114,966
                                                           ------------    ------------          ------------       ------------
Real estate-Operating expenses:
  Rental operation .....................................      3,626,054          29,039             6,901,905             29,039
  Depreciation & amortization ..........................      1,159,652          21,386             2,222,573             21,386
  Interest .............................................      2,707,478              --             4,396,581                 --
                                                           ------------    ------------          ------------       ------------
                                                              7,493,184          50,425            13,521,059             50,425
                                                           ------------    ------------          ------------       ------------
Real estate income, net ................................        543,494          64,541             1,091,945             64,541
                                                           ------------    ------------          ------------       ------------

Other expenses:
  Management fees ......................................      1,576,379         719,914             4,110,011          1,060,914
  Due diligence expenses ...............................        567,981         237,891               935,625            285,812
  Foreign currency gain ................................             --          (2,497)             (116,953)            (2,497)
  Other ................................................      1,067,996         270,898             1,644,090            304,562
                                                           ------------    ------------          ------------       ------------
                                                              3,212,356       1,226,206             6,572,773          1,648,791
                                                           ------------    ------------          ------------       ------------

Losses on securities and derivatives ...................     15,646,384              --            32,723,429                 --
                                                           ------------    ------------          ------------       ------------

  (Loss) income before minority interest ...............     (8,974,326)      4,350,272           (12,511,282)         6,410,494
Minority interest in net loss of consolidated subsidiary        720,513              --               399,359                 --
                                                           ------------    ------------          ------------       ------------
  Net (loss) income before extraordinary items .........     (8,253,813)      4,350,272           (12,111,923)         6,410,494

Extraordinary gain on repurchase of debt ...............        615,047              --               615,047                 --
                                                           ------------    ------------          ------------       ------------
     Net (loss) income .................................   $ (7,638,766)   $  4,350,272          $(11,496,876)      $  6,410,494
                                                           ============    ============          ============       ============
(Loss) earnings per share:
     Basic .............................................   $      (0.40)   $       0.23          $      (0.61)      $       0.34
                                                           ============    ============          ============       ============

     Diluted ...........................................   $      (0.40)   $       0.22          $      (0.61)      $       0.33
                                                           ============    ============          ============       ============


Weighted average shares outstanding:
     Basic .............................................     18,965,000      19,125,000            18,965,000         19,125,000
                                                           ============    ============          ============       ============

     Diluted ...........................................     18,965,000      19,715,712            18,965,000         19,620,046
                                                           ============    ============          ============       ============